Exhibit 2.3(i)
Page 1
                              CONSULTING AGREEMENT

BETWEEN: EUROPA RESOURCES, INC. of Vancouver, BC, Canada, and OPTIMA PROMOTIONS of River Edge, New Jersey, USA.

PURPOSES:       To retain OPTIMA PROMOTIONS to:

o                Assist EUROPA RESOURCES with its current offering memorandum.
o                Introduce EUROPA  RESOURCES to appropriate  market makers, brokers,  investment bankers, and professional  investors;
                   as well as arrange meetings for EUROPA RESOURCES and provide liaison follow up.
o Assist EUROPA RESOURCES in its raise of an additional $4.5 million dollars -such documents and terms, unstructured as yet.

TERMS OF AGREEMENT: Six (6) months.

COMMENCEMENT:     Effective date:  Sept. 1, 1998

*MONTHLY FEE:     $3,500.00 (US) the first month, due upon engagement and each month, 30 days thereafter.

CANCELLATION:     Ninety (90) days post engagement with 30 days written notice required.

ADDITIONAL COMPENSATION:

          EQUITY: 100,000 common shares (144 stock) of EUROPA RESOURCES to be issued on the date this agreement takes effect (see commencement section)

INCENTIVE COMPENSATION TO BE PAID TO OPTIMA PROMOTIONS:

          50,000-144 restricted stock and 25,000 free trading for every $1 million (US) dollars raised by OPTIMA PROMOTIONS, it's agents, brokers or investors.

In addition, a total of 4% of the gross proceeds from the sale of EUROPA common shares (private placements) will be paid to OPTIMA PROMOTIONS as a finders fee.


EXPENSES:     Full accountable - mailings, meetings, travel and entertainment, etc., all by mutual  agreement and consent  between  EUROPA
              RESOURCES and OPTIMA PROMOTIONS.

ACTIVITY RECORDS:  See attached  form,  to be submitted  weekly,  in addition to phone updates.
ADDITIONAL FUNDING(S):  Arrangements relevant to each form of funding.


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EUROPA RESOURCES and OPTIMA PROMOTIONS agree to provide each other with complete diligence materials and all communications, representations & transmittals, relevant to interested parties, pursuant hereto.

SUBMITTED BY: /s/____ DATE: 8/17/98

Coille Ferreira, T/A
OPTIMA PROMOTIONS, CONSULTANT(S)

                           -AND-

Richard G. Clark, _/s/_____________
Co-Consultant


ACCEPTED BY: _/s/_____DATE: 8/24/98

Ronald C. Davis, President & CEO
EUROPA RESOURCES, INC.